Exhibit 10.5

GENUTEC BUSINESS SOLUTIONS, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of September 2, 2005, by and between GenuTec Business Solutions, Inc., a Montana corporation (the “Company”), and Edward P. Rutherford, an individual (“Executive”). The Company and Executive are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

                A.            The Company is creating a new business division called American Notification Network (“ANN”).

                B.            Executive has substantial experience in management and has significant knowledge of the business, products and services offered by the Company and to be offered by ANN.

                C.            The Company desires that Executive serve as the President and Chief Operating Officer of ANN and be responsible for the management of ANN, and Executive desires to serve as the President and Chief Operating Officer of ANN.

                D.            The Company and Executive have agreed to enter into this Agreement upon the terms and conditions set forth below.

AGREEMENT

                NOW, THEREFORE, in consideration of their mutual undertakings, obligations and covenants, the Parties hereby agree as follows:

                1.             EMPLOYMENT — TERM, DUTIES

                                1.1           Term.  Subject to the provisions of Section 4 herein, the Company hereby employs Executive and Executive hereby accepts employment as the President and Chief Operating Officer of ANN, to perform the duties described below for a term commencing as of the date set forth above and continuing for a period of two (2) years.  This Agreement shall be automatically renewed for additional one (1) year periods unless a Party gives written notice of non-renewal to any other Party at least ninety (90) days prior to the end of the initial term or any renewal term.

                                1.2           Duties.  Executive shall serve the Company in the capacity of President and Chief Operating Officer of ANN and, subject to the direction of the Chief Executive Officer and/or Board of Directors (the “Board”) of the Company, shall perform and discharge well and faithfully those duties customarily performed by a President and Chief Operating Officer of a business similarly situated to that of ANN or which may otherwise be assigned from time to time by the Company in connection with the conduct of ANN’s business.  Nothing herein shall preclude the Board and/or the Chief Executive Officer of the Company from changing the duties of Executive if the Board and/or the Chief Executive Officer of the Company concludes in their discretion that such changes are in the best interests of the Company and ANN.  If Executive is appointed or elected to serve as a director or other officer of the Company or any subsidiary or division thereof during the term of this Agreement, Executive will serve in such capacity without any additional compensation, unless agreed to in writing by the Company and Executive.

                2.             EXTENT OF SERVICES

                                2.1           Executive agrees to devote his entire working time, attention and energies to the business of ANN and shall faithfully and diligently serve the interests of the Company and ANN and during the term of this Agreement shall not be engaged (whether or not during normal business hours) in any other substantial business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage.  Nothing contained herein shall prevent Executive from investing his personal assets in businesses which do not compete with the Company and ANN and in which his participation is solely that of an investor, or from purchasing securities in any corporation whose securities are publicly-traded; provided that, such purchase shall not result in Executive owning beneficially at any time one percent (1%) or more of the outstanding securities of any corporation engaged in activities competitive to that of the Company or ANN.

                3.             COMPENSATION, FRINGE BENEFITS AND EXPENSES

                                3.1           Salary.  The base annual salary to be paid by the Company to Executive for services rendered under this Agreement during the initial two (2) year term shall be (i) $80,000 for the first year of service and (ii) $120,000 for the second year of service, which amounts shall be payable to Executive on a semi-monthly basis.  Each semi-monthly payment shall be subject to all authorized and required payroll deductions for taxes, social security and the like.  In addition, the Company shall grant Executive options to purchase 100,000 shares of the Company’s common stock.  Such options shall be subject to the terms of the stock option plan under which they are granted and shall vest as provided in the stock option agreement evidencing such options.  All compensation due Executive under the terms of this Agreement shall be due and payable upon termination of Executive’s employment as specified herein.

                                3.2           Vacation.  Executive shall be entitled to a paid annual vacation as per the Company’s Policy and Procedure manual.  All vacation time shall be taken by Executive at times mutually agreed upon by Executive and the Company.

                                3.3           Benefits.  During the term of his employment pursuant to this Agreement, Executive shall be entitled to participate in all executive benefit plans or programs instituted by the Company and in which all, or substantially all, other salaried executives of the Company are entitled to participate, including, but not limited to, group health insurance, short and long term disability insurance.

                                3.4    Company Travel Expenses.  All reasonable expenses related to the business of the Company or ANN incurred by Executive during the term of his employment shall be paid by the Company, or reimbursed to Executive in the event Executive may have paid for such expenses in advance, upon presentation of receipts for such expenses in accordance with the Company’s expense reimbursement policies as established from time to time.

                4.             TERMINATION PRIOR TO EXPIRATION OF TERM

                                4.1    Breach or Neglect.  If Executive breaches any term or provision of this Agreement or habitually neglects the duties or obligations required of him under this Agreement, or for other good cause, the Company may, at its sole option, terminate this Agreement by giving written notice to Executive; provided, however, that in the event the Company contends that Executive has breached or is not performing the services required by this Agreement or that the Company has good cause to terminate Executive’s employment pursuant to this Paragraph 4.1, the Company shall provide Executive with a written notice specifying in reasonable detail the breach, or the services or matters which the Company contends Executive has not adequately performed, and explaining why the Company has good cause to terminate this Agreement and what Executive should do to adequately perform his obligations hereunder.  If Executive remedies such breach or performs the required services within ten (10) business days of receipt of the notice of breach or modifies his performance to correct the matters complained of (if such breach is capable of cure or if such matters can be corrected), Executive’s breach will be deemed cured and he shall not be terminated.  If Executive does not remedy such breach or perform the required services or modify his performance to correct the matters complained of, the Company shall have the right to immediately terminate this Agreement at the end of said ten (10) business day period.  If such breach is not capable of cure or such performance cannot be corrected, this Agreement shall be deemed terminated immediately upon written notice to the Executive.

                                4.2           Business Closure.  If either the Company or ANN cease their respective businesses or are unable or not permitted to continue their respective businesses for any reason, the Company may, at its sole option, terminate this Agreement by giving written notice to Executive, without any further obligation to Executive.

                                4.3           Disability.  If Executive becomes disabled during the term of this Agreement and such disability continues for a period of ninety (90) days, the Company may, at its sole option, on or after the expiration of such ninety (90) day period, terminate this Agreement by giving written notice to Executive.  While Executive is so disabled, the Company shall pay to Executive his full monthly salary for the first month and fifty percent (50%) of his monthly salary for the next five (5) months as provided in Paragraph 3.1 above; provided that, such installments shall be reduced by all amounts paid to Executive on account of any disability insurance provided by the Company, or any workers’ compensation, social security, or other payments made to Executive due to his disability; provided further, that such payments by the Company shall cease upon the earlier of (a) the expiration of the term of this Agreement or (b) the earlier termination of this Agreement pursuant to Paragraphs 4.1 and 4.2 above.  For the purpose of this Agreement, the term “disabled” shall be defined as Executive’s inability, through physical or mental illness or other such cause, to perform substantially all of the duties which he is required to perform under this Agreement.  In determining whether Executive is disabled, the Company may rely upon the written statement provided by a licensed physician acceptable to the Company.  Executive shall allow himself to be examined from time to time by any licensed physician selected by the Company in relation to the disability.

                                4.4           Effect of Termination.  If this Agreement is terminated before the end of its then current term under the provisions of Paragraphs 4.1 or 4.2 above or because of Executive’s resignation, the Company shall pay Executive only the base salary earned by him up to the date of termination and the Company shall have no further obligation to Executive thereafter.  Any termination of Executive’s employment shall be without prejudice to any right or remedy to which the Company may be entitled whether at law, in equity, or under this Agreement.

                                4.5           Without Cause.  Notwithstanding any other paragraph of this Section 4, the Company shall have the right to terminate this Agreement at any time during its term by written notice to that effect, delivered to Executive, whereupon all salaries and benefits shall be paid by the Company for the balance of the term of this Agreement.  Such sums shall be paid on a semi-monthly basis during such period, in accordance with the Company’s normal payroll policies and procedures; provided that, the Company’s obligation to pay such amounts shall cease immediately upon Executive’s breach of the provisions of Section 5 below.

                                4.6           Separate Causes for Termination.  Except as otherwise provided herein, the paragraphs in this Agreement providing for the Company’s right to terminate this Agreement shall be interpreted wholly independent from and without reference to one another.

                                4.7           Death During Employment.  If Executive dies during the term of his employment, the Company shall pay to the estate of Executive the compensation which would otherwise be payable to Executive up to the end of the period remaining under the terms and conditions of this Agreement, and the Company shall have no further obligations under this Agreement or otherwise in respect of Executive’s employment.  All back salary, if owed, would be due and payable and all personal guarantees would be removed pursuant to Section 4.8 below.

                                4.8           Personal Obligations and Compensation upon Termination.  In the event that Executive’s employment shall be terminated as specified herein, the Company shall pay all back salaries owed and remove him as personal guarantor for all obligations of the Company and hold him harmless from any liability therefore.

                5.             NONDISCLOSURE OF CONFIDENTIAL INFORMATION

                                5.1           Except with the Company’s prior written consent, Executive agrees that he will not disclose or use at any time, during the term of his employment with the Company or thereafter, any Confidential Information of the Company.  For purposes of this Agreement, “Confidential Information” includes, without limitation, all information which is known or intended to be known only by executives of the Company or by persons who are in a confidential relationship with the Company, including, without limitation, trade secrets, proprietary information, unique processes, research or marketing reports, operating techniques, licenses, trademarks and copyrights whether provided to Executive by the Company or developed or discovered by him while at the Company, and including further any such Confidential Information relating to any customer, vendor, licensor, licensee or party transacting business with the Company.

                                5.2           Executive recognizes and acknowledges that the lists of the Company’s customers, distributors, resellers and dealers as they may exist from time to time are valuable, confidential, special and unique assets of the Company’s business in the nature of a trade secret and Executive will not, during the term of this Agreement or thereafter, disclose such lists or any part thereof to any person, firm, corporation, association or entity for any purpose or reason whatsoever.

                                5.3           Executive agrees to hold as the Company’s property, all memoranda, books, papers, letters, formulae and other data and all copies thereof and information generated therefrom, in any way relating to the Company’s business and affairs, made by him or otherwise coming into his possession, and at termination of his employment, or on demand of the Company at any time, to deliver the same to the Company.

                6.             GENERAL PROVISIONS

                                6.1           Notices.  All notices, requests, demands and other communications to be given or sent pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by first class certified mail, return receipt requested, addressed as follows:

(a)	if to the Company:

GenuTec Business Solutions, Inc.
6 A Liberty, Suite 200
Aliso Viejo, CA 92656
Attention: Lee Danna

(b)	if to Edward R. Rutherford:

16966 Round Valley Circle

Grass Valley, CA 95949

The Parties may change their addresses set forth above by notice to the other Parties given in accordance with this Paragraph.

                                6.2           Severability.  If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not effect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

                                6.3           Attorney’s Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

                                6.4           Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.  Because of the special, unique and extraordinary character of Executive’s services, Executive may not assign all or any part of his obligations under this Agreement.

                                6.5           Receipt of Agreement.  Each Party hereto acknowledges that it has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof.  A fully executed copy shall be an original for all purposes, and is a duplicate original.

                                6.6           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                6.7           Captions and Paragraph Headings.  Captions and paragraph headings used herein are for convenience and shall not affect the construction of this Agreement.

                                6.8           Entire Agreement.  This Agreement contains the entire agreement between the Parties with respect to the employment of Executive by the Company and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties, whether written or oral.  No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing signed by all Parties.

                                6.9           Waiver of Breach.  The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

6.10         Agreement Prevails.  The Parties agree that in the event of any conflict or inconsistency between the terms of this Agreement and the Company’s personnel policies or procedures, the terms of this Agreement shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EXECUTIVE

EDWARD P. RUTHERFORD

/s/ Edward P. Rutherford

COMPANY

GENUTEC BUSINESS SOLUTIONS, INC.,
a Montana corporation

By:	/s/ Lee Danna
Lee Danna

Its:	Chief Executive Officer

Address:	6 A Liberty, Suite 200
Aliso Viejo, CA 92656